EXHIBIT 21.1

                   SUBSIDIARIES OF MIDSTREAM COMBINATION CORP.

                                                          STATE OR JURISDICTION
                                                              OF INCORPORATION
NAME OF SUBSIDIARY                                            OR ORGANIZATION

                                      None.